                                                                    Exhibit 99.5


                            Consent of Person Named
                         as About to Become a Director

        The undersigned, who has agreed to serve as a member of the Board of Directors of AOL Time Warner Inc. (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933).


Dated: February 9, 2000
                                        /s/ Stephen M. Case
                                        ---------------------------
                                        Stephen M. Case